UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2018

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

2500 W. Higgins Road, Ste. 780, Hoffman Estates, IL 60169

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2018, Ricky Howard, President/CEO of the Company’s wholly-owned subsidiary, Stealthco, Inc. (“Stealthco”), died unexpectedly. Mr. Howard served as President/CEO of Stealthco since the Company acquired Stealthco operations on April 4, 2014, through the date of his death.

On November 26, 2018, the Company’s Board appointed its CEO, Calvin R. O’Harrow, as Stealthco’s Interim President/CEO, succeeding Mr. Howard in such roles, effective immediately, until a permanent successor is found. Mr. O’Harrow will continue service as the Company’s CEO, and the Board and its Compensation Committee have made no determination regarding changes, if any, in compensation or other employment arrangements in connection with Mr. O’Harrow’s additional appointment.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell Company Transaction. Not applicable.

(d)	Exhibits. None.

* Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any omitted exhibits and schedules upon request by the SEC.

EXHIBIT INDEX

Exhibit No.	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: November 30, 2018	By:	/s/ Calvin R. O’Harrow
Calvin R. O’Harrow
CEO